Execution

FIRST AMENDMENT

TO
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
FIRST AMENDMENT TO MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT, dated as of October 25, 2013 (this “Amendment”), among THE SCOTTS COMPANY LLC, a limited liability company organized under the laws of Ohio (the “Company”), THE SCOTTS MIRACLE-GRO COMPANY, a company organized under the laws of Ohio (the “Parent”), THE BANKS PARTY HERETO, and MIZUHO BANK, LTD. (formerly, Mizuho Corporate Bank, Ltd.), as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, reference is made to that certain Master Accounts Receivable Purchase Agreement, dated as of November 15, 2012, among the Company, the Parent, the Banks party thereto, and the Administrative Agent (as in effect on the date hereof immediately before giving effect to the amendments contemplated hereby, the “Existing Agreement” and as amended by this Amendment, the “MARPA”; capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the MARPA);
WHEREAS, the Facility Parties have requested that the Banks and the Administrative Agent agree to amend certain provisions of the Existing Agreement as set forth herein; and
WHEREAS, the Banks and the Administrative Agent have agreed to such request subject to the terms and conditions hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Facility Parties, the Administrative Agent and each Bank party to the Existing Agreement hereby agree as follows:
SECTION 1    AMENDMENT
Effective as of the Amendment Effective Date (as defined in Section 2 hereof), the Existing Agreement is hereby amended as follows:
(a)    Section 1 of the Existing Agreement is hereby amended by amending and restating the defined term “Discount” in its entirety to read as follows:
“Discount” means, with respect to each Purchased Receivable, 100% minus the product of (a) the sum of LIBOR for one week as of the purchase date thereof plus the Applicable Margin with respect to the applicable Approved Debtor in respect of such Purchased Receivable, and (b) a fraction the numerator of which is the number of days in the applicable Settlement Period and the denominator of which is 360.
(b)    Section 1 of the Existing Agreement is hereby amended by amending and restating the defined term “Settlement Date” in its entirety to read as follows:

“Settlement Date” means, Friday of each calendar week (or, if such Friday is not a Business Day, the immediately succeeding Business Day) or such other date as the Administrative Agent, each Bank and the Company may from time to time agree to, provided that (i) with respect to the initial purchase hereunder, the date of such purchase shall be the initial Settlement Date and (ii) on or after the Termination Date, the Administrative Agent and the Banks may select Settlement Dates by notice to the Company.
(c)    Section 1 of the Existing Agreement is hereby amended by amending and restating the defined term “Settlement Period” in its entirety to read as follows:
“Settlement Period” means (a) with respect to the initial purchase, a period from and including the date of such purchase pursuant to Section 4.2 to and including the first Thursday following the date of the initial purchase or as otherwise agreed between the Administrative Agent, each Bank and the Company and (b) thereafter, each period from and including the Friday following the immediately preceding Settlement Period to and including the Thursday of the immediately following calendar week or as otherwise agreed between the Administrative Agent, each Bank and the Company, provided at any time the Administrative Agent, each Bank and the Company may mutually agree to select any different period as the Settlement Period.
(d)    Section 1 of the Existing Agreement is hereby amended by amending and restating the defined term “Stated Termination Date” in its entirety to read as follows:
“Stated Termination Date” means August 29, 2014, or such later date as may be agreed by each Bank and the Company.

(e)    Section 14.1 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
Section 14.1.    Notices, Addresses. All notices, requests and demands given or made under the Transaction Documents shall be given or made in writing and unless otherwise stated shall be made by email, telefax or letter using the address as set forth below or such other address as the party may designate in accordance with the provisions of this Section 14.1. All notices, requests and demands shall be deemed to have been duly given or made (a) if sent by e-mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, return e-mail or other written acknowledgement); (b) if sent by telefax, when the confirmation showing the completed transmission has been received; provided, for the each of the foregoing clauses (a) and (b), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; and (c) if sent via a reputable international courier, when it has been left at the relevant address or five (5) Business Days after being delivered to such reputable international courier, in an envelope addressed to the applicable person at that address and to the attention of the person(s) set forth above. Each party hereto shall promptly inform the Administrative Agent and the Company of any changes in their respective addresses or facsimile numbers specified herein.

To the Company
or the Parent:    The Scotts Company LLC
Attention: Treasurer
Street Address:     14111 Scottslawn Road
Marysville, Ohio 43041
Email:    treasury.department@scotts.com
Facsimile:     (937) 578-5754

To the
Administrative Agent:     Mizuho Bank, Ltd.
Attention: Johan Andreasson
Street Address:     1251 Avenue of the Americas
New York, NY 10020
Email:     johan.andreasson@mizuhocbus.com
Facsimile:     (212) 282-4105

To Each Bank:     As notified in writing to
the Administrative Agent

SECTION 2    EFFECTIVENESS
This Amendment shall be effective as of the date hereof (the “Amendment Effective Date”) subject to the satisfaction of each of the following conditions, and in case of any documentation to be delivered to the Administrative Agent, such documentation shall be in form and substance reasonably satisfactory to the Administrative Agent:
(a)    Amendment. The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) each Facility Party, (ii) the Administrative Agent and (iii) each Bank.
(b)Representations and Warranties. At the time of and immediately after giving effect to the amendments contemplated hereby on the Amendment Effective Date, the representations and warranties contained in Section 10.1 of the Existing Agreement and in the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which ease such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall have been true and correct in all respects) on and as of such earlier date.
(c)No Termination Event. At the time of and immediately after giving effect to the amendments contemplated hereby on the Amendment Effective Date, no Termination Event shall have occurred and be continuing.

(d)Fees and Expenses. The Borrower shall have paid all invoiced fees payable in connection with this Amendment and paid or otherwise reimbursed the Administrative Agent for all of its reasonable and documented out-of-pocket fees and expenses, including, without limitation, reasonable fees and expenses of counsel, incurred in connection with the transactions contemplated hereby.
(e)Other. The Administrative Agent shall have received such other assurances as the Administrative Agent may reasonably request in connection with the transactions contemplated by this Amendment.
For the avoidance of doubt, the parties hereto hereby waive the requirement for 90 days’ prior written notice for the extension of the Stated Termination Date as set forth in the Existing Agreement.
SECTION 3    MISCELLANEOUS
(a)This Amendment is a Transaction Document. All references in the Existing Agreement, in any of the other Transaction Documents and in any other document or instrument incidental hereto or thereto shall, on and after the Amendment Effective Date, be deemed to mean and refer to the Existing Agreement, as amended pursuant to this Amendment.
(b)To induce the Banks and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Banks and the Administrative Agent that as of the Amendment Effective Date, upon giving effect to this Amendment:
(i)    Representations and Warranties. The representations and warranties contained in the MARPA and in the other Transaction Documents apply (and are hereby incorporated herein by reference as if fully set forth herein) with respect to this Amendment and are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which were true and correct in all respects) on and as of such earlier date.
(ii)    No Termination Event. No event has occurred and is continuing or would result from the consummation of this Amendment that would constitute a Termination Event.
(c)Each Facility Party, by its signature below, hereby (i) agrees that, notwithstanding the effectiveness of this Amendment, the MARPA continue to be in full force and effect (except, in the case of the MARPA, to the extent expressly amended hereby) and (ii) affirms and confirms its obligations under each of the Transaction Documents to which it is a party.
(d)This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof that would result in the application of any other law.

(e)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(f)This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile electronic transmission or by email transmission of a pdf (or similar) file format document shall be as effective as delivery of a manually executed counterpart of this Amendment.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

THE SCOTTS COMPANY LLC

By:    /s/ Mark J. Weaver
Name: Mark J. Weaver
Title: Vice President, Treasurer

THE SCOTTS MIRACLE-GRO COMPANY

By:    /s/ Mark J. Weaver
Name: Mark J. Weaver
Title: Vice President and Corporate Treasurer

MIZUHO BANK, LTD., as Administrative Agent and a Bank

By:    /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

THE BANK OF NOVA SCOTIA, as a Bank

By:    /s/ N. Neves
Name: N. Neves
Title: Senior Relationship Manager
Commodity Trade Finance

SUNTRUST BANK, as a Bank

By:    /s/ Emily Shields
Name: Emily Shields
Title: Vice President

RB RECEIVABLES LLC, as a Bank

By:    /s/ Chris G. Kortlandt
Name: Chris G. Kortlandt
Title: Deputy Treasurer

By:    /s/ Paul E. Bogaert
Name: Paul E. Bogaert
Title: Vice President